                                                                    EXHIBIT 10.7


                AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT
                                    BETWEEN
                               SUSIE C. HOLLIDAY
                                      AND
                             eVENTURES GROUP, INC.


                  This Amendment to Nonqualified Stock Option Agreement (the "Amendment") is made and entered into as of October 2, 2000 (the "Execution Date") by and between eVentures Group, Inc. (the "Company"), a Delaware corporation with its principal office at 300 Crescent Court, Suite 800, Dallas, Texas 75201, and Susan (Susie) C. Holliday (the "Optionee"), an individual who resides at 500 Ravenaux Drive, Southlake, Texas 76092. This Amendment shall amend that certain Nonqualified Stock Option Agreement (the "Agreement") dated April 17, 2000, by and between the Company and the Optionee.


                                    RECITALS

                  Whereas, the Company previously granted an option to the Optionee to purchase 200,000 shares of the Company's common stock, with a par value $.00002 per share, as set forth in the Agreement (the "Options").

                  Whereas, the Company and the Optionee now desire to amend the terms of the Agreement to provide for accelerated vesting of the Options in the event of a Change of Control (as hereinafter defined).


                                   AGREEMENT

                  Now, therefore, in consideration of these premises and the mutual covenants contained herein, the Company and the Optionee hereby agree as follows:

                  1. Notwithstanding any provision to the contrary in the Agreement, and subject to the approval by the Option Sub-Committee of the Board of Directors of the Company, which approval must be made within 60 days from the Execution Date, the Options will immediately vest and become fully exercisable in the event of a Change of Control (as hereinafter defined). For purposes of this Amendment, Change of Control will mean and include the occurrence of any of the following events:

                           A.       any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act"), (other than (i) Permitted Assignees (as hereinafter defined), (ii) the Company,
(iii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (iv) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company) is or becomes the "beneficial owner," as such term is defined in Rule 13d-3 of the Act, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Amendment, "Permitted Assignees" will mean and include the holders of the equity securities, whether voting or non-voting, of any stockholder of the Company owning more than 15% of the Company on the date immediately after the Execution Date, so long as the voting power and disposition authority with respect to the securities of such holders are held, directly or indirectly, by any two or three of the following individuals: Barrett N. Wissman, Clark K. Hunt or James
R. Holland;

                           B.       during any period of two consecutive years,
individuals who, at the beginning of such period, constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to affect a transaction described in Subsections A, C, or D of Section 1 of this Amendment) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company;

                           C.       a merger or consolidation of the Company
with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities in the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                           D.       the stockholders of the Company approve a
plan of complete liquidation of the Company or the sale or disposition by the Company of assets where the proceeds therefrom are not retained by the Company, whether in a single transaction or a series of related transactions, that result in a 66 2/3% or greater decline in the enterprise value of the Company, valued based on the weighted average fair market value of any outstanding class of stock of the Company, plus the book value of the outstanding indebtedness of the Company.

         2. All other provisions of the Agreement will remain in full force and effect as originally written.

         3. This Amendment will be effective as of September 25, 2000; provided, however, that if the Option Sub-Committee of the Board of Directors of the Company does not approve the terms of Section 1 hereof within 60 days from the Execution Date, this Amendment shall be terminated.


                            [Signature Page Follows]

                  In witness whereof, the Company and the Optionee hereby execute this Amendment on the date first set forth above.



                                    COMPANY

                                    eVentures Group, Inc.



                                    /s/ Jeffrey A. Marcus
                                    -------------------------------------------
                                    Jeffrey A. Marcus
                                    Chief Executive Officer
                                    and Chairman of the Board



                                    OPTIONEE:



                                    /s/ Susie Holliday
                                    -------------------------------------------
                                    Susan (Susie) C. Holliday




                                       3